Exhibit 24.1

POWER OF ATTORNEY

I appoint Kofi A. Bruce and Richard C. Allendorf, together and separately, to be my attorneys-in-fact. This means they may, in my name and place:

*

Sign the registration statement on Form S-3 for the registration of the offer and sale of common stock of General Mills, Inc. pursuant to the Direct Purchase Plan and any amendments (including post-effective amendments) to that registration statement;

*

File the registration statement mentioned above (with exhibits and related documents) and any amendments and supplements thereto (with exhibits and related documents) with the Securities and Exchange Commission;

*	Perform the acts that need to be done concerning these filings; and

*	Name others to take their place.

I am responsible for everything my attorneys-in-fact do when acting lawfully within the scope of this Power of Attorney.

/s/ R. Kerry Clark	/s/ Elizabeth C. Lempres
R. Kerry Clark Dated: August 14, 2020	Elizabeth C. Lempres Dated: August 14, 2020

/s/ David M. Cordani	/s/ Diane L. Neal
David M. Cordani Dated: August 14, 2020	Diane L. Neal Dated: August 14, 2020

/s/ Roger W. Ferguson Jr.	/s/ Steve Odland
Roger W. Ferguson Jr. Dated: August 14, 2020	Steve Odland Dated: August 14, 2020

/s/ Jeffrey L. Harmening	/s/ Maria A. Sastre
Jeffrey L. Harmening Dated: August 14, 2020	Maria A. Sastre Dated: August 14, 2020

/s/ Maria G. Henry	/s/ Eric D. Sprunk
Maria G. Henry Dated: August 14, 2020	Eric D. Sprunk Dated: August 14, 2020

/s/ Jo Ann Jenkins	/s/ Jorge A. Uribe
Jo Ann Jenkins Dated: August 14, 2020	Jorge A. Uribe Dated: August 14, 2020